Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 3, 2019, by and among Restoration Robotics, Inc., a Delaware corporation (the “Company”), Venus Concept Ltd., a company organized under the laws of Israel (“Venus Concept”), and the investors listed on the Schedule of Buyers attached hereto and any additional investors that become parties to this Agreement in accordance with Section 1(c) hereof (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.    On March 15, 2019, the Company and Venus Concept entered into an Agreement and Plan of Merger and Reorganization, (as amended, the “Merger Agreement”), pursuant to which Venus Concept will merge (the “Merger”) with and into a wholly-owned subsidiary of the Company, following which Venus Concept will survive as a wholly-owned subsidiary of the Company, as described in the proxy statement/prospectus included in the registration statement on Form S-4 (as amended and supplemented, the “Proxy Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”). The Company and Venus Concept are hereinafter referred to collectively as the “Company Parties” (each, a “Company Party”) and the Company following the consummation of the Merger is hereinafter referred to as the “Combined Company”. Unless otherwise specified herein, any reference to the Company or the Company Parties following the consummation of the Merger means the Combined Company.

B.    The Company, Venus Concept and each Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC under the 1933 Act.

C.    Each Buyer wishes to purchase, and the Combined Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, par value $0.0001 per share, of the Combined Company (after giving effect to the 1 to 15 reverse stock split (the “Reverse Stock Split”) effected immediately following the Effective Time of the Merger) (the “Common Stock”), set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate amount for all Buyers together shall not exceed 10 million shares of Common Stock and shall collectively be referred to herein as the “Common Shares”), and (ii) a warrant to acquire up to that number of additional shares of Common Stock (after giving effect to the Reverse Stock Split) set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers at an exercise price of $6.00 per share (the “Warrants”), in substantially the form attached hereto as Exhibit A (as exercised, collectively, the “Warrant Shares”).

D.    The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

E.    In connection with the offering and sale of the Securities, the Company Parties have entered into an engagement letter dated as of November 3, 2019 (the “Engagement Letter”) with Evercore Group L.L.C., Oppenheimer & Co. Inc. and Northland Securities, Inc., who are acting as Placement Agents for the Securities (the “Agents”).

F.    Immediately prior to the Closing (as defined below), the Combined Company and the Buyers are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) pursuant to which the Combined Company has agreed to provide certain registration rights with respect to the Common Shares and the Warrant Shares under the 1933 Act.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company Parties and each Buyer hereby agree as follows:

1.    PURCHASE AND SALE OF COMMON SHARES AND WARRANTS

(a)    Purchase of Common Shares and Warrants.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Combined Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Combined Company on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, along with the Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “Closing”).

(i)    Closing. The date and time of the Closing (the “Closing Date”) shall be 9:00 a.m., New York City time, on November 6, 2019 (or such later date and time as is mutually agreed to by the Combined Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, New York, 10022.

(ii)    Purchase Price. The aggregate purchase price for the Common Shares and the Warrants to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be $3.75 per unit (consisting of one Common Share and a Warrant exercisable for 0.5 Warrant Shares, with each whole Warrant exercisable for one Warrant Share at an exercise price of $6.00 per share).

(b)    Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Combined Company for the Common Shares and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Combined Company’s written wire instructions and (ii) the Combined Company shall deliver to each Buyer the Common Shares (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder, in each case, duly executed or authenticated on behalf of the Combined Company and registered in the name of such Buyer or its designee, and, in the case of the Common Shares, on the applicable balance account at Computershare Inc., as the Combined Company’s transfer agent (the “Transfer Agent”). Upon the request of a Buyer, the Company shall instruct the Transfer Agent to provide such Buyer with a copy of such Buyer’s balance account at the Transfer Agent.

(c)    Sale of Additional Securities. Notwithstanding anything to the contrary contained herein, prior to the Closing Date, the Company Parties may issue and sell, on the same terms and conditions as those contained in this Agreement and the other Transaction Documents (as defined below), additional Common Shares, not to exceed 10 million in the aggregate hereunder, and the Warrants to one or more investors (each, an “Additional Buyers” and thereafter be deemed a “Buyer” for all purposes hereunder), provided that each Additional Buyer becomes a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, the Investor Questionnaire and any other documents a Buyer is required to deliver on or prior to the date hereof as set forth under this Agreement and the Transaction Documents. Notwithstanding the foregoing, the aggregate Purchase Price paid for the Securities purchased hereunder shall not exceed $31.9 million. The Schedule of Buyers attached hereto shall be amended by the Company Parties from time to time without the consent of the Buyers to add information regarding such Additional Buyers, including the number of Common Shares and Warrants such Additional Buyers shall be purchasing from the Combined Company on the Closing Date.

2.    BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a)    Organization and Good Standing. If the Buyer is an entity, such Buyer is a corporation, partnership, limited liability company or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)    Authorization and Power. Such Buyer has the requisite power and authority to enter into and perform the Transaction Documents (as defined below) to which such Buyer is a party and to purchase the Securities being sold to it hereunder. If such Buyer is an entity, the execution, delivery and performance of the Transaction Documents to which such Buyer is a party by such Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, limited liability company or partnership action, and no further consent or authorization of such Buyer or its board of directors, stockholders, partners or similar body, as the case may be, is required. The Transaction Documents to which such Buyer is a party have been duly authorized, executed and delivered by such Buyer and assuming due authorization, execution and deliver by the Company Parties, constitute valid and binding obligations of such Buyer enforceable against such Buyer in accordance with the terms thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)    No Public Sale or Distribution. Such Buyer is acquiring the Common Shares and the Warrants, and upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of all or any part of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act and pursuant to the applicable terms of the Transaction Documents. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d)    Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit E (the “Investor Questionnaire”), which such Buyer represents and warrants is true, correct and complete. Such Buyer will promptly notify each Company Party of any changes to its status as an “accredited investor”.

(e)    Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company Parties are relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth in the Transaction Documents and the Investor Questionnaire in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(f)    Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company Parties and materials relating to the offer and sale of the Securities that have been requested by such Buyer as it has deemed necessary or appropriate to conduct its due diligence investigation. Such Buyer has sufficient knowledge and experience in investing in companies similar to the Company Parties so as to be able to evaluate the risks and merits of its investment in the Combined Company. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company Parties. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company Parties’ and the Company Parties’ representations and warranties contained herein and the truth, accuracy, and completeness thereof. Such Buyer understands that its investment in the Securities involves a high degree of risk and represents and warrants that it is able to bear the economic risk and complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)    No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)    Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to Rule 144, as amended, promulgated under the 1933 Act (or a successor rule thereto) ( “Rule 144”) or an exemption from such registration, (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i)    Legends. Such Buyer understands that the certificates or other instruments representing the Securities, including any applicable balance account at the Transfer Agent, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH ANY OF THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

(j)    Legend Removal. Unless otherwise required by state securities laws, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) or the Transfer Agent, as applicable, and at the Buyer’s election so long as the Buyer is not an affiliate of the Company, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that the Securities can be sold, assigned or transferred pursuant to Rule 144 or an exemption from registration.

(k)    No Conflicts. The execution, delivery and performance by such Buyer of the Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(l)    No General Solicitation and Advertising. Such Buyer represents and acknowledges that it has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D.

(m)    Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(n)    Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

(o)    Independent Evaluation. Such Buyer confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the Securities, (ii) it has not relied on the advice of, or any representations by, the Agents or any affiliate thereof or any representative of the Agents or their affiliates in making such decision and (iii) neither the Agents nor any of their representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Buyer in connection with the transactions contemplated hereby. Such Buyer has furnished to the Agents a non-reliance letter addressed to the Agents in the form attached hereto as Exhibit C (the “Non-reliance Letter”).

(p)    Bad Actor Disclosure. Such Buyer acknowledges and agrees that it has received and reviewed the disclosure set forth on Exhibit D attached hereto a reasonable time prior to the date hereof.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES.

Each Company Party, solely with respect to the representations contained in this Section 3 regarding itself and the Combined Company (but not, for clarity, with respect to the representations regarding any other Company Party), represents and warrants to each of the Buyers, severally and not jointly, that, until otherwise specified, as of the date hereof and as of the Closing Date:

(a)    Organization and Qualification. Such Company Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the SEC Documents (as defined below), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or have such power or authority would not reasonably be expected to (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Combined Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) impair in any material respect the ability of such Company Party to perform its obligations under the Transaction Documents to which it is a party or to consummate the transactions contemplated hereby and thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(b)    Authorization; Enforcement; Validity. To the extent it is a party thereto, such Company Party has the requisite power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement, if any (collectively, the “Transaction Documents”) and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly and validly taken. This Agreement has been duly authorized, executed and delivered by such Company Party, and constitutes the legal, valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)    Subsidiaries. Each of the Company Parties’ Subsidiaries (as defined below) has been duly incorporated, organized or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the SEC Documents, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. “Subsidiary” of any Person means any entity in which such Person, directly or indirectly, owns more than 50% of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement. As of the Closing Date, the Combined Company will have no Subsidiaries except those set forth in Schedule 3(c).

(d)    Issuance of Securities. Schedule 3(d) sets forth the Company’s capitalization as of the date hereof on a pro forma basis after giving effect to (i) the issuance of shares of Common Stock in the Merger, (ii) the issuance of shares of Common Stock upon conversion of all outstanding convertible notes issued by the Company Parties (the “Convertible Notes”), (iii) the Reverse Stock Split, (iv) the issuance of the Securities hereunder, and (v) the number of shares of capital stock issuable pursuant to the Company’s stock plans as of the Closing Date. On or prior to the Closing Date, the Company shall disclose to the Buyers Schedule 3(d)-1, which shall set forth the Company’s capitalization as of the Closing Date on a pro forma basis after giving effect to (i) the issuance of shares of Common Stock in the Merger, (ii) the issuance of shares of Common Stock upon conversion of the Convertible Notes, (iii) the Reverse Stock Split, (iv) the issuance of the Securities hereunder, and (v) the number of shares of capital stock issuable pursuant to the Company’s stock plans as of the Closing Date. As of the date hereof and as of the Closing date, the Combined Company will have 310,000,000 authorized shares, of which 300,000,000 are shares of Common Stock, and 10,000,000 are shares of preferred stock, par value $0.0001 per share. The Common Shares and the Warrants have been duly authorized and, upon issuance in accordance with the terms hereof and payment of the Purchase Price, shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 100% of the aggregate of the maximum number of shares of Common Stock issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants and payment of any applicable exercise price therefore, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities does not require registration under the 1933 Act. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 3(d), no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. As of the Closing Date, except as disclosed on Schedule 3(d), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company has an obligation, contingent or otherwise, to issue any equity securities.

(e)    No Conflicts. The execution and delivery of the Transaction Documents by such Company Party, the performance by such Company Party of its obligations thereunder and the consummation by such Company Party of the transactions contemplated hereby and thereby (including the issuance of the Securities) will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of such Company Party or any of its Subsidiaries pursuant to, (i) the organizational documents of such Company Party or any of its Subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Company Party or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such Company Party or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Company Party or any of its Subsidiaries or any of its or their properties; except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.

(f)    Consents. No consent, approval, authorization, filing with or order of any court, governmental agency or body, or other Person is required in connection with the transactions contemplated by this Agreement, except (i) such as have been obtained under the blue sky laws of any jurisdiction in connection with the purchase of the Securities, (ii) such as maybe required under the 1933 Act in connection with the Registration Rights Agreement, (iii) the filing of a Form D, (iv) such as have been obtained under the securities laws and regulations of jurisdictions outside of the United States in which the Securities are sold, and (v) such as have been obtained under the Nasdaq shareholder approval rules as set forth in the Proxy Statement.

(g)    Absence of Defaults. As of the Closing Date, and after giving effect to the Merger and the transactions contemplated thereby and the funding of the aggregate amount set forth on the Schedule of Buyers, neither Company Party is in default (and no event that, with the passage of time or giving of notice or both, would be a default) in the performance or observance of any material obligation, covenant or condition contained in any loan agreement to which it is a party.

(h)    No General Solicitation; Agents’ Fees. Neither such Company Party, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company Parties shall be responsible for the payment of the Agents’ fees under the Engagement Letter and shall not have any responsibility for any fees or brokers’ commissions incurred by any Buyer or its investment advisor relating to or arising out of the transactions contemplated hereby. The Company Parties acknowledge that they have engaged the Agents in connection with the sale of the Securities. Other than the Agents and Boaz Dymant, neither such Company Party nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(i)    No Integrated Offering. None of such Company Party, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise.

(j)    Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable (and accordingly the Buyers are exempt from) any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), or the laws of the State of Delaware which are or could become applicable to any Buyer as a result of the transactions contemplated by the Transaction Documents, including the Combined Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(k)    SEC Documents; Financial Statements. The Company has filed, within the prescribed time frames, all reports, schedules, forms, statements and other documents required to be filed by it from January 1, 2018 through the Closing Date with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing, together with the Proxy Statement and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the 1933 Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, each of (A) the financial statements of the Company included in the SEC Documents and (B) the financial statements of Venus Concept included in the Proxy Statement complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. The financial statements of the Company Parties have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company, as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has never been an issuer subject to Rule 144(i) under the 1933 Act. The pro forma financial information and the related notes included in the Proxy Statement have been prepared in accordance with the applicable requirements of the 1933 Act and the rules and regulations thereunder and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Venus Concept is not subject to the reporting requirements of the 1934 Act.

(l)    Absence of Certain Changes. Since the date of each Company Parties’ last audited financial statements included in or incorporated by reference in the Proxy Statement, there has been no Material Adverse Effect and no circumstances exist that could reasonably be expected to be, cause or have a Material Adverse Effect. Neither Company Party nor any of its respective Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does any of the Company Parties have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

(m)    Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(n)     Disclosure. Such Company Party confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers with any information that would constitute material, nonpublic information which has not otherwise been disclosed publicly as of the Closing Date. Such Company Party acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 hereof and in the Investor Questionnaire.

(o)    Manipulation of Price. Such Company Party has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(p)    Capital Stock of Subsidiaries. Schedule 3(p) sets forth as of the date hereof the number of units, limited liability company interests, limited company interests, or other equity ownership interests: (i) authorized for each Subsidiary of such Company Party; (ii) issuable pursuant to the equity plans of each Subsidiary of such Company Party; and (iii) issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any units, limited liability company interests, limited company interests or other equity ownership interests of each Subsidiary of such Company Party. All of the outstanding units, limited liability company interests, limited company interests or other equity ownership interests issued by each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent applicable under the laws of the relevant jurisdiction) and, except as otherwise set forth in Schedule 3(p) or the SEC Documents, are owned by the applicable Company Party either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(q)    Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r)    Exhibits. There is no agreement, contract or other document of a character required to be described in the SEC Documents, or to be filed as an exhibit thereto, which is not described or filed as required.

(s)    Registration Rights. Except as disclosed in the SEC Documents, there are no persons with registration or other similar rights to have any equity or debt securities of the Company registered for sale under a registration statement, except for rights (i) contained in the Registration Rights Agreement, (ii) contained in the Registration Rights Agreement related to the Convertible Notes, (iii) contained in the Deerfield Registration Rights Agreement, (iv) the Restoration Robotics Amended and Restated Investors’ Rights Agreement, or (v) as have been duly waived.

(t)    Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Company Party or any of its Subsidiaries or its or their property is pending or, to the best knowledge of such Company Party, threatened, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the SEC Documents.

(u)    Real Property. Such Company Party and its Subsidiaries own or lease all such properties as are necessary for the conduct of their operations as presently conducted.

(v)     Independent Accountants. Grant Thornton LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the SEC Documents, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published rules and regulations thereunder. Deloitte LLP, Chartered Professional Accountants/Licensed Public Accountants, who expressed its opinion with respect to the financial statements of Venus Concept included in the Proxy Statement, are independent accountants with respect to Venus Concept within the meaning of the 1933 Act and the applicable published rules and regulations thereunder.

(w)    Taxes. Such Company Party and its Subsidiaries have (a) filed all foreign, federal, state and local tax returns (as defined below) required to be filed with taxing authorities prior to the date hereof or have duly obtained extensions of time for the filing thereof and (b) paid all taxes (as hereinafter defined below) shown as due and payable on such returns that were filed and have paid all taxes imposed on or assessed against such Company Party or such respective Subsidiary, except in each case, as would not reasonably be expected to result in a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements included in the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(x)    Employment Matters. There is (A) no unfair labor practice complaint pending against such Company Party or any of its Subsidiaries, nor to such Company’s Party’s knowledge, threatened against it or any of its Subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Company Party or any of its Subsidiaries, or, to such Company’s Party’s knowledge, threatened against it and (B) no labor disturbance by the employees of such Company Party or any of its Subsidiaries exists or, to such Company’s Party’s knowledge, is imminent, and such Company Party is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(y)    Compliance with Occupational Laws. Such Company Party and each of its Subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to such Company Party’s knowledge, threatened against such Company Party or any of its Subsidiaries relating to Occupational Laws that could be reasonably expected to have a Material Adverse Effect.

(z)    Insurance. Such Company Party, on a consolidated basis with its Subsidiaries, carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business as currently conducted as described in the SEC Documents and to cover its properties.

(aa)    Permits. Such Company Party and each of its Subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental authority required for the conduct of its business as currently conducted as described in the SEC Documents, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Transaction Documents.

(bb)    Accounting and Disclosure Controls. The Company, on a consolidated basis with its Subsidiaries, maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the 1934 Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and any subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(cc)    Environmental Matters. Such Company Party and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the such Company Party or any of its Subsidiaries (or, to such Company Party’s knowledge, any other entity for whose acts or omissions such Company Party or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by such Company Party or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which such Company Party or any of its Subsidiaries has knowledge.

(dd)    ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of such Company Party or any of its Subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of such Company Party or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. Such Company Party and its Subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which such Company Party or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to such Company Party’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(ee)    SOX Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that it is and will continue be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(ff)    Foreign Corrupt Practices Act. Neither such Company Party nor any of its Subsidiaries, nor any director or officer of such Company Party or any Subsidiary, nor, to the knowledge of such Company Party, any employee, representative, agent, affiliate of such Company Party or any of its Subsidiaries or any other person acting on behalf of such Company Party or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and such Company Party and, to the knowledge of such Company Party, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)    Money Laundering Laws. The operations of such Company Party and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving such Company Party or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of such Company Party, threatened.

(hh)    OFAC. Neither such Company Party nor any of its Subsidiaries nor any director or officer of such Company Party or any of its Subsidiaries, nor, to the knowledge of such Company Party, any employee, representative, agent or affiliate of such Company Party or any of its Subsidiaries or any other person acting on behalf of such Company Party or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and such Company Party will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)    Intellectual Property. Such Company Party and each of its Subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of such Company Party and its Subsidiaries as currently conducted as described in the SEC Documents. To the knowledge of such Company Party, no action or use by such Company Party or any of its Subsidiaries involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, neither such Company Party nor any of its Subsidiaries has received any notice alleging any such infringement or fee which would reasonably likely to result in a Material Adverse Effect. To such Company Party’s knowledge, none of the technology employed by such Company Party or any of its Subsidiaries has been obtained or is being used by such Company Party or such Subsidiary in violation of any contractual obligation binding on such Company Party or such Subsidiary or, to such Company Party’s knowledge, any of the officers, directors or employees of such Company Party or any Subsidiary, or, to such Company Party’s knowledge, otherwise in violation of the rights of any persons, except in each case for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)    Compliance with Health Care Laws. Such Company Party and, to such Company Party’s knowledge, its directors, officers, employees, and agents (while acting in such capacity) are, and at all times since January 1, 2017 have been, in compliance with, all health care laws and regulations applicable to such Company Party, including all such health care laws and regulations pertaining to development and testing of health care products or medical devices, fraud and abuse, kickbacks, recordkeeping, documentation requirements, the hiring of employees (to the extent governed by health care laws), quality, safety, privacy, security, licensure, ownership, manufacturing, packaging, labeling, processing, use, distribution, storage, import, export, advertising, promotion, marketing or disposal of health care products or medical devices (collectively, “Health Care Laws”), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the SEC Documents, such Company Party, and to such Company Party’s knowledge, its contract manufactures (while acting on behalf of such Company Party) has not received any written notification, correspondence or any other written communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority, including, without limitation, the United States Food and Drug Administration (“FDA”), the Centers for Medicare & Medicaid Services, and the U.S. Department of Health and Human Services Office of Inspector General, of material non-compliance by, or liability of, such Company Party under any Health Care Laws. To such Company Party’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of such Company Party under any Health Care Laws, except that would not individually or in the aggregate have a Material Adverse Effect. To such Company Party’s knowledge, the manufacture of products by or on behalf of such Company Party is being conducted in compliance in all material respects with all Health Care Laws applicable to such Company Party or any of its products or activities, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 C.F.R. Part 820 for products sold in the United States, and the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. Except as disclosed in the SEC Documents or as would not reasonably be expected to have a Material Adverse Effect, during the two year period ended on December 31, 2018 and through the date hereof, such Company Party has not had any product or Company Party-owned manufacturing site subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” written requests to make changes to such Company Party’s products, processes or operations, or similar written correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws that has not been resolved. To such Company Party’s knowledge, neither the FDA nor any other Governmental Authority has threatened such action.

(kk)    Clinical Data and Regulatory Compliance. The clinical and preclinical studies and tests conducted by such Company Party and, to the knowledge of such Company Party, the clinical and preclinical studies conducted on behalf of or sponsored by such Company Party, were, and if still pending, are, being conducted in all material respects in accordance with all applicable Health Care Laws, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812. Any descriptions of clinical, preclinical and other studies and tests, including any related results and regulatory status, contained in the SEC Documents are complete, accurate, and fairly represented in all material respects. No marketing authorization, including any 510(k) clearance held by such Company Party, has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to such Company Party’s knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company.

(ll)    No Safety Notices. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the SEC Documents, there have been no recalls, field notifications, corrections or removals, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts, safety communications or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of such Company Party’s products (“Safety Notices”) during the two year period ended on December 31, 2018 and through the date hereof. To such Company Party’s knowledge, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to such Company Party’s products, (ii) a material change in labeling of any of such Company Party’s products, or (iii) a termination or suspension of marketing or testing of any of such Company Party’s products, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(mm)    U.S. Real Property Holding Corporation. Such Company Party is not and has never been a U.S. real property holding corporation, within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and such Company Party shall so certify upon Buyer’s request.

4.    COVENANTS.

(a)    Blue Sky. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

(b)    Reporting Status; Public Information. From the date of this Agreement until the first date on which no Buyer owns any Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act would otherwise permit such termination.

(c)    Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) (the “Principal Market”) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall take all actions necessary to remain eligible for quotation of the Common Stock on the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or The New York Stock Exchange and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock thereon. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d)    Fees. The Company shall be responsible for the payment of any Agents’ fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated by this Agreement, including, without limitation, any fees or commissions payable to the Agents. The Company shall be responsible for any fees or commissions payable to Boaz Dymant in connection with the transactions contemplated by the Transaction Documents. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers, provided, however, the Company has agreed to reimburse the SEDCO Buyers $50,000 for legal fees and expenses.

(e)    Disclosure of Transactions and Other Material Information. No later than 5:30 p.m., New York City time, on the fourth Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement and the form of the Registration Rights Agreement) as exhibits to such filing. In the event that the Merger does not close on or prior to such date, then on or prior to 5:30 p.m. on November 15, 2019, the Company shall issue a press release and file a current report on Form 8-K (including all exhibits, the “8-K Filing”) disclosing any material non-public information disclosed to the Buyers hereunder and from and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. Neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled to make any press release or other public disclosure with respect to such transactions. Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the registration statement contemplated by the Registration Rights Agreement, unless such disclosure is required by law, regulation or the Principal Market.

(f)    Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Buyers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(g)    No Avoidance of Obligations. Each Company Party shall not, and shall cause each of its Subsidiaries not to, enter into any agreement which would prevent such Company Party’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement and the other Transaction Documents.

(h)    Regulation M. Neither the Company, nor the Subsidiaries nor any affiliates of the foregoing shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

(i)    Use of Proceeds. The net proceeds from the sale of the Securities hereunder shall be used to repay outstanding indebtedness in connection with the Merger and for general corporate purposes, including working capital.

5.    REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)    Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.

(b)    Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts of such transfer agent, registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants (including payment of any applicable exercise price) substantially in the form of Exhibit G attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent with respect to the Securities. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(h), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts of such transfer agent in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment; provided that the Buyer has complied with Section 2(h) through (j). In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend upon such sale.

(c)    Breach. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing

Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)    The Merger shall have been consummated in accordance with the terms of the Merger Agreement.

(b)    All outstanding Convertible Notes shall have converted into shares of Common Stock in accordance with the terms of such Convertible Notes.

(c)    Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(d)    Each Buyer shall have executed and delivered to the Company an Investor Questionnaire, in the form attached hereto as Exhibit E, pursuant to which each such Buyer shall provide information necessary to confirm each such Buyer’s status as an “accredited investor” (as such term is defined in Rule 501 promulgated under the 1933 Act) and to enable the Company to comply with the Registration Rights Agreement.

(e)    Each Buyer shall have delivered to the Company the Purchase Price for the Common Shares and the Warrants being purchased by such Buyer by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(f)    The representations and warranties of each Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date. By delivering the Purchase Price for the Common Shares and the Warrants being purchased by such Buyer at the Closing, each Buyer shall be deemed to have confirmed the foregoing as of the Closing Date.

(g)    Each of the Buyers affiliated with EW, HealthQuest and SEDCO shall have concurrently funded at the Closing its respective Purchase Price as set forth in the Schedule of Buyers.

7.    CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)    The Merger shall have been consummated in accordance with the terms of the Merger Agreement.

(b)    All outstanding Convertible Notes shall have converted into shares of Common Stock in accordance with the terms of such Convertible Notes.

(c)    The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Common Shares and the Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

(d)    Such Buyer shall have received the opinion of Reed Smith LLP, counsel for the Company (“Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit F attached hereto.

(e)    The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit I attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(f)    Each Company Party shall have delivered to such Buyer a certificate evidencing the good standing of such Company Party in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within five Business Days of the Closing Date.

(g)    The Nasdaq Capital Market or Nasdaq Global Market shall have approved the application for the listing of the Common Shares and the Warrant Shares.

(h)    Each Company Party shall have delivered to such Buyer a certified copy of the Certificate of Incorporation or organization of such Company Party as certified by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization within five Business Days of the Closing Date.

(i)    The Combined Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions of the Board of Directors of such Company Party and the Combined Company approving the Transaction Documents and the transactions contemplated thereby, (ii) the Certificate of Incorporation, and (iii) the Bylaws of the Combined Company, each as in effect at the Closing, in the form attached hereto as Exhibit G.

(j)    The representations and warranties of the Company Parties shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company Parties shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company Parties at or prior to the Closing Date. Such Buyer shall have received one or more certificates, executed by the Chief Executive Officer of each Company Party, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit H.

(k)    The Company Parties shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(l)    Each of the Buyers affiliated with EW, HealthQuest and SEDCO shall have concurrently funded at the Closing its respective Purchase Price as set forth in the Schedule of Buyers.

8.    MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan and each of their respective appellate courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)    Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company Parties, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company Parties nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Securities representing at least a majority of the amount of the Securities, or, if prior to the Closing Date, by each of the Company Parties and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the amount of the Securities. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of the Warrants, as the case may be. The Company Parties have not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company Parties confirm that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) when sent, if sent by email (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient, or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

If prior to the Closing Date:

Restoration Robotics, Inc.

128 Baytech Drive

San Jose, CA 95134

Facsimile: (408) 883-6889

Attention: Mark Hair

Email: markh@restorationrobotics.com

If on or following the Closing Date:

Venus Concept Inc.

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

Attention: Domenic DiSisto

Email: ddisisto@venusconcept.com

with a copy (for informational purposes only) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (212) 521 5450

Attention: Mark Pedretti

Email: mpedretti@reedsmith.com

If to Venus Concept

Venus Concept Ltd.

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

Attention: Domenic DiSisto

Email: ddisisto@venusconcept.com

with a copy (for informational purposes only) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (212) 521 5450

Attention: Mark Pedretti

Email: mpedretti@reedsmith.com

If to the Transfer Agent:

Computershare

462 South 4th Street, Suite 1600

Louisville KY 40202

If to a Buyer, to its physical or electronic address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers.

With a copy (for informational purposes only) to:

Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Phone: (800) 831-9146

Attention: Equity Capital Markets

and

Oppenheimer & Co. Inc.

85 Broad Street, 26th Floor

New York, New York 10004

Facsimile: (212) 667-8060

Phone: (212) 667-7340

Attention: Alison Christian

and

Northland Securities, Inc.

60 East 42nd Street, Suite 4540

New York, New York 10165

Email: ahammer@northlandcapitalmarkets.com

Attention: Andrew Hammer

or to such other physical or electronic address or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date and recipient email address of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company Parties shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by merger or consolidation, other than pursuant to the Merger. A Buyer may assign some or all of its rights hereunder with the consent of the Company Parties, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided that such assignee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Buyers.”

(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as set forth in Section 9(p) below and except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k) below.

(i)    Survival. The representations and warranties of the Company Parties and the Buyers contained in Sections 2 and 3 and in the Secretary’s Certificate and Officer’s Certificate

delivered on the Closing Date, and the agreements and covenants set forth in Sections 4, 8 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Indemnification. Each of the Company Parties, agrees, on a several (and not joint and several) basis to indemnify and hold harmless each of the Buyers, the officers, directors, partners, members, and employees of each Buyer, each Person, if any, who controls any such Buyer (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members and employees of each such controlling Person (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of each of the Company Parties), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on the inaccuracy in the representations and warranties of the Company Parties contained in the Transaction Documents or the failure of the Company Parties to perform its obligations hereunder or thereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that neither Company Party will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 2(h) above respecting sale of the Shares, or (ii) the inaccuracy of any representations made by such Indemnified Party herein. Notwithstanding the foregoing, in no event shall any Company Party have any liability under this Section 8(k) in an amount that exceeds the proceeds received by the Company pursuant to this Agreement.

(i)    Each Buyer shall severally, and not jointly, indemnify and hold harmless the other Buyers and the Company Parties, its directors, officers, and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) and the directors, officers, partners, members or employees of such controlling Persons, against any losses, claims, damages, liabilities or expenses to which any of the Company Parties, each of its directors or each of its controlling Persons may become subject, under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Buyer) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Buyer to comply with the covenants and agreements contained in Section 2(h) above respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Buyer in any of the Transaction Documents, in each case to the extent, and will reimburse the Company Parties, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company Parties, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. No Buyer shall be liable for the indemnification obligations of any other Buyer.

(l)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)    Remedies. Each Buyer shall have all rights and remedies set forth in the Transaction Documents and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(n)    Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and each Company Party acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and each Company Party will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and each Company Party acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Company Party acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(o)    Reliance by the Agents. The parties agree and acknowledge that the Agents may rely on the representations, warranties, agreements and covenants of the Company Parties contained in this Agreement and may rely on the representations and warranties of the respective Buyers contained in this Agreement as if such representations, warranties, agreements, and covenants, as applicable, were made directly to the Agents. The parties further agreement that the Agents may rely on or, if the Agents so request, be specifically named as an addressee of, the legal opinions to be delivered pursuant to Section 7(d) of this Agreement.

(p)    Exculpation of Agents. Each party hereto agrees for the express benefit of the Agents, their respective affiliates and their respective representatives that:

(i)    Neither Agents nor any of their affiliates or any of their representatives (A) have any duties or obligations other than those specifically set forth herein or in the Engagement Letter, (B) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company Parties pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby, or (C) shall be liable (i) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (ii) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(ii)    Each of the Agents, their respective affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of a Company Party.

(iii)    Each Buyer represents and warrants, for the express benefit of the Agents, their respective affiliates and their respective representatives, that (A) it has independently made its own analysis and decision to enter into the transactions contemplated by this Agreement and the Transaction Documents based on such information as it deems appropriate and without reliance on the Placement Agents and (B) it is relying exclusively on its own sources of information and advisors with respect to all business, legal, regulatory, accounting, credit and tax matters.

(q)    Waiver of Conflicts. Each party to this Agreement acknowledges that Reed Smith LLP, counsel for Venus Concept, and counsel for the Combined Company following the Merger, has in the past performed and may continue to perform legal services for certain of the Buyers in matters unrelated to the transactions described in this Agreement, including the representation of such Buyers in financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Reed Smith LLP’s representation of certain of the Buyers in such unrelated matters and Reed Smith LLP’s representation of Venus Concept in connection with this Agreement and the transactions contemplated hereby.

9.    TERMINATION.

In the event that the Buyers affiliated with EW, HealthQuest and SEDCO shall not have funded their respective Purchase Price as set forth in the Schedule of Buyers on or before November 15, 2019, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the amount of Securities, shall have the option to terminate this Agreement without liability of any party to any other party

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and each Company Party have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY PARTIES: RESTORATION ROBOTICS, INC.

By:	/s/ Mark Hair
Name: Mark Hair
Title: Chief Financial Officer

VENUS CONCEPT LTD.

By:	/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and each Company Party have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

HEALTHQUEST PARTNERS II, L.P.

By: Healthquest Venture Management II, L.L.C., its General Partner

By:	/s/ Garheng Kong
Name:	Garheng Kong
Title:	Managing Partner

APERTURE VENTURE PARTNERS II, L.P.

By: Aperture Venture II Management, LLC, its General Partner

By:	/s/ Anthony Natale
Name:	Anthony Natale
Title:	Managing Member

APERTURE VENTURE PARTNERS II-A, L.P.

By: Aperture Venture II Management, LLC, its General Partner

By:	/s/ Anthony Natale
Name:	Anthony Natale
Title:	Managing Member

APERTURE VENTURE PARTNERS II-B, L.P.

By: Aperture Venture II Management, LLC, its General Partner

By:	/s/ Anthony Natale
Name:	Anthony Natale
Title:	Managing Member

APERTURE VENTURE PARTNERS III, L.P.

By: Aperture Venture II Management, LLC, its General Partner

By:	/s/ Anthony Natale
Name:	Anthony Natale
Title:	Managing Member

EW HEALTHCARE PARTNERS, L.P.

By: Essex Woodlands Fund IX-GP, its General Partner

By: Essex Woodlands IX, LLC, its General Partner

By:	/s/ Scott Barry
Name:	R. Scott Barry
Title:	Authorized Signatory

EW HEALTHCARE PARTNERS-A, L.P.

By: Essex Woodlands Fund IX-GP, its General Partner

By: Essex Woodlands IX, LLC, its General Partner

By:	/s/ Scott Barry
Name:	R. Scott Barry
Title:	Authorized Signatory

SC Venus Opportunities Limited

By:	/s/ Rasheed Yar Khan
Name:	Rasheed Yar Khan
Title:	Director

SC Venus US Limited

By:	/s/ Rasheed Yar Khan
Name:	Rasheed Yar Khan
Title:	Director

SEDCO Capital Cayman Limited

By:	/s/ Samer Shaaban
Name:	Samer Shaaban
Title:	Director

/s/ Paul Scarafile
Paul Scarafile

/s/ Søren Maor Sinay
Søren Maor Sinay

/s/ Domenic Della Penna
Domenic Della Penna

/s/ Peter Giannoulis
Peter Giannoulis

/s/ Paul Scarafile
Paul Scarafile

/s/ Bill Kelley
Bill Kelley

/s/ David Walden
David Walden

/s/ Jim Wolch
Jim Wolch

/s/ Omri Kesler
Omri Kesler

/s/ Heinz Prachter
Heinz Prachter

/s/ Vincent Primucci
Vincent Primucci

/s/ Boris Vaynberg
Boris Vaynberg

/s/ Melissa Kang
Melissa Kang

/s/ Sean Carr
Sean Carr

L. AND C. WOSCOFF TRUST

/s/ Leonardo Woscoff
By: Leonardo Woscoff
Title: Trustee

/s/ Neil Sadick
Neil Sadick

/s/ Suleima Ribeiro De Arruda
Suleima Riberro De Arruda

/s/ Mohit Desai
Mohit Desai

/s/ James Cottone
James Cottone

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Non-reliance letter
Exhibit D	Rule 506 Disclosure
Exhibit E	Investor Questionnaire
Exhibit F	Form of Company Counsel Opinion
Exhibit G	Form of Secretary’s Certificate
Exhibit H	Form of Officer’s Certificate
Exhibit I	Form of Irrevocable Transfer Agent Instructions